UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2012

Industrial Income Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-54372	27-0477259
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor Denver, CO 80202

(Address of principal executive offices)

(Registrant’s telephone number, including area code: (303) 228-2200)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Cactus Distribution Centers

On May 10, 2012, Industrial Income Trust Inc. (the “Company”), through one of its wholly-owned subsidiaries, acquired a 100% fee interest in two industrial buildings aggregating approximately 1.6 million square feet on 96.4 acres. The buildings are located in Phoenix, Arizona (collectively, the “Cactus Distribution Centers”). The sellers, K.T. Riverside I LLC and K.T. Riverside, LLC, are not affiliated with the Company or its affiliates. The Cactus Distribution Centers are fully leased to two tenants with an average remaining lease term (based on square feet) of 8.1 years. Both tenants in the Cactus Distribution Centers individually lease more than 10% of the rentable area of the Cactus Distribution Centers, as described below:

•

Amazon.com.AZDC, LLC, an electronic commerce company, leases approximately 1.2 million square feet, or approximately 76% of the portfolio’s rentable area, under a lease that expires in April 2021 with five options to extend the lease for a period of five years each. The annual base rent under the lease is currently approximately $4.6 million and is subject to annual rent escalations of approximately 2.0% thereafter beginning in October 2012.

•

Home Depot U.S.A., Inc., a retailer of home improvement products, leases approximately 0.4 million square feet, or approximately 24% of the portfolio’s rentable area, under a lease that expires in May 2017 with two options to extend the lease for a period of five years each. The annual base rent under the lease is currently approximately $1.9 million and is subject to annual rent escalations of approximately 2.5% thereafter beginning in June 2012.

The total aggregate purchase price was approximately $131.7 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. The Company estimates that the purchase price capitalization rate is approximately 7.0%. Pursuant to the terms of the third amended and restated advisory agreement, dated as of February 21, 2012, by and among the Company, Industrial Income Operating Partnership LP, and Industrial Income Advisors LLC (the “Advisor”), the Company paid an acquisition fee to the Advisor of approximately $1.3 million, equal to 1.0% of the purchase price of this transaction. The Company funded the acquisition using proceeds from its public offering.

Cactus Distribution Centers will be managed by Cushman & Wakefield Inc.

Item 9.01.	Financial Statements and Exhibits.

(a) and (b) Financial Statements of Business Acquired and Pro Forma Financial Information.

To be filed by amendment. With respect to the acquisition described in this Current Report on Form 8-K, the registrant hereby undertakes to file any financial statements required to be filed in response to this item on an amendment to this Current Report on Form 8-K no later than July 26, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL INCOME TRUST INC.

May 16, 2012	By:	/s/ THOMAS G. MCGONAGLE

Name: Thomas G. McGonagle
Title: Chief Financial Officer and Treasurer